Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Good Times Restaurants Inc.

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Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January 26, 2001

To the shareholders of Good Times Restaurants Inc.:

An annual meeting of the shareholders of Good Times Restaurants Inc. will be held at The Good Times corporate offices located at 601 Corporate Circle, Golden, Colorado 80214 on January 26, 2001 at 2:00 p.m. local time. The purposes of the meeting are to:

* elect seven directors to serve during the next year, and

* transact any other business, which may properly come before the meeting.

The enclosed proxy statement contains additional information about the annual meeting. All shareholders of record at the close of business on December 13, 2000 may vote at the meeting.

All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy card. A business reply envelope is enclosed for your convenience. The delivery of a proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

Susan Knutson

Secretary

December 20, 2000

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

(303) 384-1400

PROXY STATEMENT

Annual Meeting of Shareholders

To be Held January 26, 2001

General

This proxy statement contains information about the annual meeting of shareholders of Good Times Restaurants Inc. to be held at The Good Times corporate offices located at 601 Corporate Circle, Golden, Colorado on Friday, January 26, 2001 at 2:00 p.m. local time. The Good Times Restaurants board of directors is using this proxy statement to solicit proxies for use at the meeting. This proxy statement and the enclosed proxy card and Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 are being mailed to you on or about December 20, 2000.

Purpose of the Annual Meeting

At the annual meeting shareholders will vote on the election of seven directors to serve during the next year, and on any other business that properly comes before the meeting. As of the date of this proxy statement, Good Times Restaurants is not aware of any business to come before the meeting other than the election of directors.

Who Can Vote

Only shareholders of record at the close of business on the record date of December 13, 2000 are entitled to receive notice of the annual meeting and to vote the shares of Good Times Restaurants common stock they held on that date. As of December 13, 2000, there were 2,242,263 shares of Good Times Restaurants common stock outstanding. Holders of Good Times Restaurants common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast "For" the nominees for election as directors.

Revoking a Proxy

You may revoke a proxy before the vote is taken at the meeting by:

* submitting a new proxy with a later date,

* by voting at the meeting, or

* by filing a written revocation with Good Times Restaurants corporate secretary.

Your attendance at the meeting will not automatically revoke your proxy.

Quorum and Voting Requirements

A majority of all votes entitled to be cast, represented in person or by proxy, is necessary to constitute a quorum at the annual meeting. If a quorum is present, the election of directors will be determined by plurality of the votes cast. If a quorum is not present the meeting may be adjourned until a quorum is obtained. The proxies may be voted at any reconvened meeting after any adjournment or postponement of the annual meeting.

Abstentions and broker "non-votes" will be treated as shares that are present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker is not permitted to vote on a matter without instruction from the beneficial owner of the shares and no instruction is given. Abstentions and broker non-votes will result in the director nominees receiving fewer votes.

Payment of Proxy Solicitation Costs

All of the expenses involved in preparing and mailing this proxy statement and the enclosed materials and all costs of soliciting proxies will be paid by Good Times Restaurants. In addition to solicitation by mail, proxies may be solicited by Good Times Restaurants officers and regular employees by telephone or personal interview. These individuals will not receive any compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and Good Times Restaurants may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

ELECTION OF DIRECTORS

All directors of Good Times Restaurants are elected annually. At this meeting seven directors are to be elected to serve for the next year or until their successors are elected and qualified. The nominees for directors are identified below, all of whom are currently serving as a director of Good Times Restaurants. Each nominee has consented to serve as a director if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the person named in the proxy intends to vote in his discretion for a substitute who will be designated by the board of directors under the applicable Nasdaq listing standards.

The Good Times Restaurants board of directors as a whole acts as the nominating committee for the selection of nominees for election as directors. The board will consider suggestions by shareholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of Good Times Restaurants by August 15 in any year.

The board of directors recommends voting "For" electing the nominees.

Nominees for Election as Directors

The director nominees of Good Times Restaurants are as follows:

Name Age Director Since

Geoffrey R. Bailey 49 October 1996

Dan W. James, II 53 December 1990

Boyd E. Hoback 45 February 1992

Richard J. Stark 60 July 1990

Thomas P. McCarty 47 April 1994

Alan A. Teran 55 April 1994

David E. Bailey 45 October 1996

___________________

Each director nominees business experience during the past five years, along with other biographical information, is discussed below.

Geoffrey R. Bailey. Mr. Bailey is chairman of the board of directors of Good Times Restaurants, a position which he has held since October 1996. He is also a director of The Erie County Investment Co., which owns 99% of The Bailey Company, a large franchise owner of Arbys restaurants and a franchisee and joint venture partner of Good Times Restaurants. He joined The Erie County Investment Co. in 1979. Mr. Bailey is a graduate of the University of Denver with a Bachelors Degree in Business Administration.

Dan W. James, II. Mr. James is one of the co-founders of Round the Corner Restaurants, which initially developed the Good Times Drive Thru restaurant concept beginning in 1986. Mr. James devotes the majority of his business time to the management of private investments.

Boyd E. Hoback. Mr. Hoback is president and chief executive officer of Good Times Restaurants, a position which he has held since December 1992.

Richard J. Stark. Mr. Stark is president of Boulder Asset Management, a firm that he founded in 1984 and which advises several large individual investors.

Thomas P. McCarty. Mr. McCarty has spent the last 27 years in the food service industry, including 12 years owning and operating his own group of restaurants, working for a major food service distributor, and working for and eventually owning a real estate brokerage company which specialized in restaurant real estate and consulting. He was recently the vice president for development of Rock Bottom Restaurants, Inc. Mr. McCarty has a B.S. in Accounting and a B.S. in Journalism from the University of Colorado.

Alan A. Teran. Mr. Teran has spent the past 27 years working in the restaurant industry, including serving as president of Cork & Cleaver. He was one of the first franchisees of Le Peep Restaurants. Mr. Teran is also a director of Boulder Valley Bank and Trust and Mortons Restaurant Group, which is the operator of Mortons Steak Houses and Bertolinis. Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

David E. Bailey. Mr. Bailey is a director and executive officer of The Erie County Investment Co., which owns 99% of The Bailey Company, a large franchise owner of Arbys restaurants and a franchisee and joint venture partner of Good Times Restaurants. He joined The Erie County Investment Co. in 1980. Mr. Bailey manages the day-to-day operations of The Erie County Investment Co. and its subsidiaries. He received his Bachelor of Finance Degree from the University of Colorado and his Masters Degree in Business Administration in Construction Management and Real Estate from the University of Denver in 1993.

There are no family relationships among the directors except for Geoffrey R. Bailey and David E. Bailey, who are brothers and principals of The Bailey Company. Geoffrey R. Bailey is a director and David E. Bailey is a director and executive officer of The Erie County Investment Co., which owns 99% of The Bailey Company. There are no arrangements or understandings between any director and any other person under which that director was elected except for Geoffrey R. Bailey and David E. Bailey, who were elected to the board of directors under the Series A Convertible Preferred Stock Purchase and Sale Agreement entered into with Good Times Restaurants in May 1996 (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - The Bailey Company").

Board and Committee Meetings and Director Compensation

Good Times Restaurants has a compensation committee of the board of directors, which oversees the administration of the employee benefit plans and establishes compensation policies. The members of the compensation committee are Geoffrey R. Bailey, Richard J. Stark, Thomas P. McCarty and Alan A. Teran, a majority of whom are independent directors.

The audit committee assists the board of directors in fulfilling its oversight responsibilities concerning financial reporting, and operates under a written charter, which is attached to this proxy statement as Appendix A. The members of the audit committee are Richard J. Stark, Thomas P. McCarty and Alan A. Teran, all of whom are independent directors.

Five meetings of the board of directors, one meeting of the compensation committee and one meeting of the audit committee (including regularly scheduled and special meetings) were held during the last full fiscal year. No member of the board of directors attended fewer than 75% of the meetings.

Each non-employee director receives $300 for each board of directors meeting attended. Members of the compensation and audit committees generally each receive $100 per meeting attended. However, where both compensation and audit committee meetings are held at the same gathering only $100 is paid to each attendee for that gathering.

Audit Committee Report

Good Times Restaurants management is responsible for the internal controls and financial reporting process for Good Times Restaurants. The independent accountants for Good Times Restaurants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The audit committees responsibility is to monitor and oversee these processes.

In this context, the audit committee met and held discussions with management and the independent accountants concerning the Good Times Restaurants financial statements for the fiscal year ended September 30, 2000. Management represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent accountants that firms independence.

Based on the audit committees review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Good Times Restaurants Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 for filing with the SEC.

Richard J. Stark

Thomas P. McCarty

Alan A. Teran

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of Good Times Restaurants common stock as of December 13, 2000 by each person known by Good Times Restaurants to be the beneficial owner of five percent or more of the shares of Good Times Restaurants common stock, each director and the executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

Name and address of Number of shares Percent of

beneficial owner beneficially owned class**

Principal shareholders

The Bailey Company, LLLP(1) 846,512(2) 37.34

The Erie County Investment Co.(1) 888,292 (2) 39.62

Paul T. Bailey(1) 954,292 (3) 42.56

Management and Directors

David E. Bailey, Director (1) 20,500 (5) *

Geoffrey R. Bailey, Chairman (1) 44,850 (5) 1.99

Dan W. James, II, Director (1) 70,243 (4),(6) 3.12

Boyd E. Hoback, Director and executive officer (1) 74,589 (7) 2.95

Richard J. Stark, Director 14,100 (6) *

6075 South Quebec, Suite 103

Englewood, CO 80111

Thomas P. McCarty, Director 9,500 (6) *

8779 Johnson Street

Arvada, CO 80005

Alan A. Teran, Director 18,900 (6) *

2126 Knollwood Drive

Boulder, CO 80302

Robert D. Turrill, executive officer (1) 30,470 (8) 1.20%

Scott G. LeFever, executive officer (1) 28,487 (8) 1.13%

All directors and executive officers as a 311,639 (9) 12.32%

group (9 persons including those named above)

_______________________

* Less than one percent.

** Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

(1) The address for this shareholder is 601 Corporate Circle, Golden, CO 80401.

(2) The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of Good Times Restaurants common stock held by The Bailey Company. The Erie County Investment Company also owns 41,780 shares of Good Times Restaurants common stock in its own name. Geoffrey R. Bailey and David E. Bailey are directors and executive officers of The Erie County Investment Company. Geoffrey R. Bailey and David E. Bailey disclaim beneficial ownership of the shares of Good Times Restaurants common stock held by The Bailey Company and The Erie County Investment Company. See footnote (3) below.

(3) Includes 846,512 shares held of record by The Bailey Company and 41,780 shares held of record by The Erie County Investment Co. Paul T. Bailey is the principal owner of The Erie County Investment Co. and may be deemed the beneficial owner of shares held by The Erie County Investment Co. and The Bailey Company. Paul T. Bailey disclaims beneficial ownership of the shares held by The Erie County Investment Co. and The Bailey Company. Paul T. Bailey is the father of Geoffrey R. Bailey and David E. Bailey.

(5) Includes an aggregate of 21,565 shares held in trust for the benefit of Mr. James.

(6) Includes 8,000 shares underlying presently exercisable stock options. Includes 9,000 shares underlying presently exercisable stock options.

(7) Includes 62,237 shares underlying presently exercisable stock options.

(8) Includes 23,054 shares underlying presently exercisable stock options.

(9) Does not include shares held beneficially by The Bailey Company and The Erie County Investment Co. If those shares were included, the number of shares beneficially held by all directors and executive officers as a group would be 1,322,237 and the percentage of class would be 52.27%.

EXECUTIVE OFFICERS

The executive officers of Good Times Restaurants are as follows:

Date Began With

Name Age Positions Company

Boyd E. Hoback 45 President and Chief Executive Officer September 1987

Robert D. Turrill 52 Vice President of Marketing October 1990

Scott G. LeFever 42 Vice President of Operations September 1987

___________________

Boyd E. Hoback. See the description of Mr. Hobacks business experience for the past five years under "Nominees for Election as Directors."

Robert D. Turrill. Mr. Turrill has been vice president of marketing since October 1994. Before that he was involved in all phases of operations of Round the Corner Restaurants, which initially developed the Good Times Drive Thru restaurants concept in 1986, with direct responsibility for menu development, purchasing and cost control, research and multi-media advertising for Round the Corner Restaurants. Mr. Turrill is also a principal in Great Burgers, Inc., the franchisee of the Round the Corner Restaurants food court in Dallas, Texas.

Scott G. LeFever. Mr. LeFever has been vice president of operations since August 1995, and has been involved in all phases of operations with direct responsibility for unit service performance, personnel and cost controls. Mr. LeFever is also a principal in Great Burgers, Inc.

Executive officers serve at the discretion of the board of directors. There are no family relationships among the executive officers.

EXECUTIVE COMPENSATION

The following table shows the compensation paid by Good Times Restaurants to its chief executive officer for the last three fiscal years. No other executive officer of Good Times Restaurants received an annual salary and bonus for the last fiscal year in excess of $100,000.

Summary Compensation Table

Long-Term

Annual Compensation Compensation
Name and Principal position	Fiscal year	Salary	Bonus (1)	Other annual compensation (2)	Shares Underlying Options	Other (6)
Boyd E. Hoback,	2000	$120,000	0	$10,000	62,237 (3)	5,594
President & Chief	1999	$112,500	12,0000	$10,000	51,000 (4)	335
Executive Officer	1998	$110,000	0	$10,000	40,800 (5)	810

(1) The board of directors has approved a bonus plan for Mr. Hoback that is contingent upon certain performance criteria. The plan provides for a bonus of up to 30% of salary for Mr. Hoback.

(2) Consists of an officer expense allowance.

(3) Consists of incentive stock options to purchase 49,188 shares of common stock and non-statutory stock options to purchase 13,049 shares of common stock.

(4) Consists of incentive stock options to purchase 39,951 shares of common stock and non-statutory stock options to purchase 11,049 shares of common stock.

(5) Consists of incentive stock options to purchase 30,880 shares of common stock and non-statutory stock options to purchase 9,920 shares of common stock.

(6) Consists of shares of common stock issued to match 25% employee contribution under the 401(k) plan.

The following table shows the stock option grants to the chief executive officer during the fiscal year ended September 30, 2000.

Option Grants in Last Fiscal Year

(Individual Grants)

Number of Percent of total

shares options

underlying granted to Exercise

options employees in price Expiration

Name granted (#) fiscal year ($/Sh) date

Boyd E. Hoback 19,231 24% $3.12 10/01/2009

The chief executive officer did not exercise any stock options during the last fiscal year. The fiscal year end value of unexercised options follows:

FY-End Option Values

Value of unexercised

Number of unexercised in the money

options at FY-end (#) options at FY-end ($)

Name exercisable/unexercisable exercisable/ unexercisable

Boyd E. Hoback 62,237/51,294 0/0(1)

(1) Based on the closing bid price for Good Times Restaurants common stock as reported on the Nasdaq SmallCap Market System at September 30, 2000 of $1.375 per share.

Employment Agreement

Mr. Hoback entered into an employment agreement with Good Times Restaurants in May, 1996 that provides for his employment as president and chief executive officer for three years from the date of the agreement at a minimum salary of $110,000 per year, terminable by Good Times Restaurants only for cause. The agreement is renewable annually by the Board of Directors and is under review for extension through September 2002. Mr. Hoback entered into a separate agreement in July 1994 that provides for payment of one years salary and benefits upon change of ownership control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dan W. James, II, a director, has guaranteed the payment of restaurant lease obligations of Round the Corner Restaurants. Mr. James does not receive any compensation in connection with these guarantees. To the extent that Mr. James continues to be a guarantor of those obligations, Good Times Restaurants has agreed to indemnify him from any losses that he may incur resulting from those guarantees.

The Bailey Company and The Erie County Investment Co.

Good Times Restaurants issued 426,667 shares of common stock to The Bailey Company in August 1998 as a result of The Bailey Companys conversion of Good Times Restaurants preferred stock purchased in May 1996 under a Series A Convertible Preferred Stock Purchase agreement. Those shares of common stock are subject to registration rights. As long as The Bailey Company holds two-thirds of the shares of common stock the board of directors may not authorize the issuance of shares of preferred stock without the concurrence of The Bailey Company and The Bailey Company has the right to the representation of two directors on the board of directors, one of which has the right to serve as chairman of the board. Geoffrey R. Bailey and David E. Bailey are the current directors representing The Bailey Company on the board of directors, with Geoffrey R. Bailey serving as chairman of the board. Geoffrey R. Bailey is a director and David E. Bailey is a directors and executive officer of The Erie County Investment Co., which owns 99% of The Bailey Company. The Bailey Company and The Erie County Investment Co. are principal shareholders of Good Times Restaurants. Geoffrey R. Bailey and David E. Bailey are brothers and their father, Paul T. Bailey, is the principal owner of The Erie County Investment Co.

The Bailey Company and The Erie County Investment Co. entered into an agreement with Good Times Restaurants in September 1998 under which The Bailey Company and The Erie County Investment Co. agreed to guarantee certain loans to Good Times Restaurants up to the aggregate principal amount of $8.7 million, but not at any one time to exceed $6 million. The amount of the loans to be guaranteed is currently being negotiated and management anticipates a reduction in the aggregate amount of loans to be guaranteed by The Bailey Company and The Erie County Investment Company. Good Times Restaurants is obligated to pay The Bailey Company and The Erie County Investment Co. quarterly percentage fees in cash or common stock for their guarantees based upon the average outstanding principal and interest of loans guaranteed by them during each calendar quarter. Any common stock issued will be subject to registration rights to the same extent as the common stock issued to The Bailey Company in August 1998 upon conversion of preferred stock. During the fiscal year ended September 30, 1999, Good Times Restaurants entered into a loan agreement with a financial institution under which Good Times Restaurants could borrow up to $3 million. As of September 30, 2000, the outstanding balance for that loan was $711,000. The Bailey Company and The Erie County Investment Co. have guaranteed repayment of 50% of the outstanding balance under this loan. Good Times Restaurants has agreed to pay The Bailey Company and The Erie County Investment Co. a total annual fee of 1% of the average outstanding principal in cash or 1.5% of the average outstanding principal in shares of Good Times Restaurants common stock. During the fiscal year ended September 30, 2000, Good Times Restaurants paid a total of $6,000 in guarantee fees in cash under this arrangement. In addition, Good Times Restaurants has issued to The Bailey Company under this arrangement a warrant to purchase 426,667 shares of common stock at an exercise price of $.0001 per share that is exercisable only in the event of the bankruptcy of Good Times Restaurants.

Good Times Restaurants obtained a $1,850,000 line of credit from a financial institution during the fiscal year ended September 30, 2000. As of September 30, 2000, the outstanding balance on this line of credit was $835,000. The Bailey Company and The Erie County Investment Co. have also guaranteed a portion of this obligation under the same terms as discussed above. During the fiscal year ended September 30, 2000, Good Times Restaurants did not pay any guarantee fees under this arrangement.

Good Times Restaurants and The Bailey Company formed a limited partnership in March 1997 for a joint venture to own and operate Good Times Drive Thru restaurants. The limited partnership is owned 50% by each entity, with Good Times Restaurants as the general partner and The Bailey Company as a limited partner. The limited partnership currently owns one Good Times Drive Thru restaurant. As of September 30, 2000, the limited partnership was indebted on a promissory note in the principal amount of $124,000 for a loan made to the limited partnership for the development of this store, which opened in October 1999. Payment of the promissory note is guaranteed by Good Times Restaurants and The Bailey Company. As of September 30, 2000, Good Times Restaurants owed The Bailey Company approximately $118,000 for services provided for the development of one company-owned restaurant.

Good Times Restaurants corporate headquarters are located in a building which is owned by The Bailey Company and in which The Bailey Company also has its corporate headquarters. Good Times Restaurants currently leases its executive office space of approximately 3,350 square feet from The Bailey Company for approximately $44,000 per year. The lease is for a one-year period expiring in April 2001. Good Times Restaurants currently anticipates extending the lease at a competitive market rate.

The Bailey Company is also the owner of two franchised Good Times Drive Thru restaurants which are located in Thornton and Loveland, Colorado.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, directors, executive officers and persons who own more than ten percent of Good Times Restaurants common stock must disclose their initial beneficial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and Good Times Restaurants. The SEC has designated specific deadlines for these reports and Good Times Restaurants must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with Good Times Restaurants and written representations received from reporting persons Good Times Restaurants believes that during the fiscal year ended September 30, 2000 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis.

INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has selected Hein + Associates as the independent certified public accountants to audit the financial statements of Good Times Restaurants for its 2001 fiscal year. Hein + Associates has served as Good Times Restaurants independent accountants since inception and is familiar with its business and financial procedures. To the knowledge of management, neither that firm nor any of its members has any direct or material indirect financial interest in Good Times Restaurants nor any connection with Good Times Restaurants in any capacity other than as independent accountants.

A representative of Hein + Associates is expected to be present at the annual meeting to answer appropriate questions and will be afforded an opportunity to make a statement if he desires to do so.

FUTURE SHAREHOLDER PROPOSALS

Any Good Times Restaurants shareholder proposal for the annual meeting of shareholders in 2002 must be received by Good Times Restaurants by August 15, 2001 for the proposal to be included in the Good Times Restaurants proxy statement and form of proxy for that meeting. If notice of a proposal for which a shareholder will conduct his or her own proxy solicitation is not received by Good Times Restaurants by November 1, 2001, the person named in proxies solicited by the Good Times Restaurants board of directors may use his discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS

The board of directors does not know of any other matters to be brought before the annual meeting. If any other matter not mentioned in this proxy statement are properly brought before the annual meeting, the person named in the enclosed proxy intends to vote such proxy in accordance with his best judgment on that matter.

BY ORDER OF THE BOARD OF DIRECTORS

______________________________

Boyd E. Hoback

President and Chief Executive Officer

December 20, 2000

Appendix A

Audit Committee Charter

Good Times Restaurants Inc.

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Good Times Restaurants Inc. (the "Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and financial literacy and experience requirements of the Audit Committee Policy of the National Association of Securities Dealers ("NASD"). Accordingly, all of the members will be directors who are not officers or employees of the Company or any of its subsidiaries and are free from relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. No former officer or employee of the Company or any of its subsidiaries may serve on the committee unless, in the opinion of the Board, the former officer or employee will exercise independent judgment and will significantly assist the Committee to function. However, a majority of the Committee will be directors who were not formerly officers or employees of the Company or any of its subsidiaries. The members of the Committee will be elected annually at the meeting of the Board held at the end of each fiscal year, and will be listed in the proxy statement for the annual meeting of shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management is responsible for establishing; and (iii) the audit process. In addition, the Committee provides an avenue for communication between the independent accountants, management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Companys financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve any disagreements between management and the independent accountants or to assure compliance with laws and regulations and the Companys business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting or financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASD audit committee requirements.

2. Review with the Companys management and independent accountants the Companys accounting and financial reporting controls.

3. Review with the Companys management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Companys accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants annual audit. The Committees review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants at least annually a formal written statement delineating all relationships between the independent accountants and the Company and the letter confirming that in the independent accountants judgment they are independent of the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee shall be responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking, or recommending that the Board take, appropriate action to oversee the independence of the independent accountants.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for the review of interim quarterly financial statements, and that such notification as required under standards for communication with audit committees is to be made prior to the related press release or, if not practicable, prior to filing the related Quarterly Report on Form 10-QSB.

7. At the completion of the annual audit, review with management and the independent accountants the following.

* The annual financial statements and related footnotes and financial information to be included in the Companys Annual Report on Form 10-KSB for filing with the SEC.

* Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their applications.

* Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Companys financial statements.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Companys Annual Report on Form 10-KSB.

8. After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Companys annual proxy statement. This charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Companys financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Companys needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Companys independent accountants, in view of the fact that the independent accountants are ultimately accountable to the Board and the Committee, as representatives of the Companys shareholders, and that the Board and the Committee have the ultimate authority and responsibility to select, evaluate, and , where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).

12. Review with management and the independent accountants the methods used to establish and monitor the Companys policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD, SEC, and other accounting, legal and regulatory provisions.

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

PROXY

This Proxy is Solicited by the Board of Directors For the Annual Meeting of Shareholders on January 26, 2001.

The undersigned hereby appoints Boyd E. Hoback, with power of substitution, as proxy for the undersigned to vote all shares of Good Times Restaurants common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held on January 26, 2001, and at any reconvened meeting after any adjournment thereof, as directed below and at his discretion on any other matters that may properly be presented at the meeting.

Election of Directors: The Good Times Restaurants board of directors has nominated the following seven persons for election as directors and recommends a vote "For" all of the nominees. To date no one has been nominated by anyone other than the board of directors.

Nominees: Geoffrey R. Bailey, Dan W. James, Boyd E. Hoback, Richard J. Stark, Thomas P. McCarty, Alan A. Teran and David E. Bailey

For all Withheld for All

[ ] [ ]

Withheld for the following only (write the nominee name(s) in the space below):

______________________________________________________________________________

This proxy when properly executed will be voted in the manner directed by the undersigned.

If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all nominees.

This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, Good Times Restaurants did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Good Times Restaurants management.

Please sign exactly as your name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned:________________ Dated:______________

_____________________________ _________________________________

Signature of Shareholder Signature if held jointly

(Sign exactly as name appears on certificate)